EXHIBIT 99.1

Brookline Bancorp Announces First Quarter Results

Net Income of $14.7 million, EPS of $0.16

Quarterly Dividend of $0.135

BOSTON, April 24, 2024 (GLOBE NEWSWIRE) -- Brookline Bancorp, Inc. (NASDAQ: BRKL) (the “Company”) today announced net income of $14.7 million, or $0.16 per basic and diluted share, for the first quarter of 2024, compared to net income of $22.9 million, or $0.26 per basic and diluted share, for the fourth quarter of 2023, and net income of $7.6 million, or $0.09 per basic and diluted share, for the first quarter of 2023.

Paul Perrault, Chairman and CEO, commented on the Company’s first quarter earnings, “Our Company, along with the rest of the banking industry, continues to face margin pressure. As we look ahead to the second quarter we are optimistic about the overall economic outlook in our markets. We remain active in our communities and our dedicated team of bankers continues to provide our customers with the exceptional service they have come to appreciate.”

BALANCE SHEET

Total assets at March 31, 2024 were $11.5 billion, representing an increase of $160.5 million from $11.4 billion at December 31, 2023, and an increase of $20.2 million from March 31, 2023. At March 31, 2024, total loans and leases were $9.7 billion, representing an increase of $13.5 million from December 31, 2023, and an increase of $408.1 million from March 31, 2023.

Total investment securities at March 31, 2024 decreased $50.8 million to $865.8 million from $916.6 million at December 31, 2023, and decreased $201.2 million from $1.1 billion at March 31, 2023. Total cash and cash equivalents at March 31, 2024 increased $168.9 million to $301.9 million from $133.0 million at December 31, 2023, and decreased $184.4 million from $486.3 million at March 31, 2023. As of March 31, 2024, total investment securities and total cash and cash equivalents represented 10.1 percent of total assets compared to 9.2 percent and 13.5 percent as of December 31, 2023 and March 31, 2023, respectively.

Total deposits at March 31, 2024 increased $170.5 million to $8.7 billion from $8.5 billion at December 31, 2023, consisting of an $80.8 million increase in customer deposits and an $89.8 million increase in brokered deposits, and increased $262.2 million from $8.5 billion at March 31, 2023, driven by growth in customer deposits.

Total borrowed funds at March 31, 2024 decreased $14.8 million to $1.4 billion from December 31, 2023, and decreased $268.2 million from $1.6 billion at March 31, 2023.

The ratio of stockholders’ equity to total assets was 10.35 percent at March 31, 2024, compared to 10.53 percent at December 31, 2023, and 10.11 percent at March 31, 2023. The ratio of tangible stockholders’ equity to tangible assets (non-GAAP) was 8.25 percent at March 31, 2024, as compared to 8.39 percent at December 31, 2023, and 7.94 percent at March 31, 2023. Tangible book value per common share (non-GAAP) decreased $0.03 from $10.50 at December 31, 2023 to $10.47 at March 31, 2024, and increased $0.39 from $10.08 at March 31, 2023.

NET INTEREST INCOME

Net interest income decreased $2.0 million to $81.6 million during the first quarter of 2024 from $83.6 million for the quarter ended December 31, 2023. The net interest margin decreased 9 basis points to 3.06 percent for the three months ended March 31, 2024 from 3.15 percent for the three months ended December 31, 2023, primarily driven by higher funding costs.

NON-INTEREST INCOME

Total non-interest income for the quarter ended March 31, 2024 decreased $1.7 million to $6.3 million from $8.0 million for the quarter ended December 31, 2023. The decrease was primarily driven by a decline of $1.1 million in other non-interest income which was primarily driven by the mark to market on interest rate swaps on participated loans of $0.8 million, a $0.4 million decline in gain on sales of loans and leases, and a $0.3 million decline in loan derivative income, net, partially offset by an increase of $0.3 million in loan fees.

PROVISION FOR CREDIT LOSSES

The Company recorded a provision for credit losses of $7.4 million for the quarter ended March 31, 2024, compared to $3.8 million for the quarter ended December 31, 2023. The increase in provision was largely driven by an increase in expected losses in the Company’s equipment finance businesses.

Total net charge-offs for the first quarter of 2024 were $8.8 million compared to $7.1 million in the fourth quarter of 2023. The $8.8 million in net charge-offs were largely driven by $4.7 million in commercial loans, the majority of which was previously specifically reserved for, and $3.5 million in equipment financing. The equipment financing charge-offs were largely small dollar specialty vehicle charge-offs. The ratio of net loan and lease charge-offs to average loans and leases on an annualized basis increased to 36 basis points for the first quarter of 2024 from 30 basis points for the fourth quarter of 2023.

The allowance for loan and lease losses represented 1.24 percent of total loans and leases at March 31, 2024, compared to 1.22 percent at December 31, 2023, and 1.31 percent at March 31, 2023.

ASSET QUALITY

The ratio of nonperforming loans and leases to total loans and leases was 0.42 percent at March 31, 2024, a decrease from 0.45 percent at December 31, 2023. Total nonaccrual loans and leases decreased $3.0 million to $40.7 million at March 31, 2024 from $43.6 million at December 31, 2023. The ratio of nonperforming assets to total assets was 0.37 percent at March 31, 2024, a decrease from 0.40 percent at December 31, 2023. Total nonperforming assets decreased $2.8 million to $42.5 million at March 31, 2024 from $45.3 million at December 31, 2023.

NON-INTEREST EXPENSE

Non-interest expense for the quarter ended March 31, 2024 increased $1.8 million to $61.0 million from $59.2 million for the quarter ended December 31, 2023. The increase was primarily driven by increases of $1.2 million in compensation and employee benefits expense, $0.8 million in advertising and marketing expense, $0.6 million in occupancy expense, and $0.5 million in professional services expense, partially offset by decreases of $0.9 million in other non-interest expense, $0.3 million in amortization of identified intangible assets expense, and $0.2 million in equipment and data processing expense.

PROVISION FOR INCOME TAXES

The effective tax rate was 24.7 percent for the three months ended March 31, 2024 compared to 19.9 percent for the three months ended December 31, 2023 and 12.8 percent for the three months ended March 31, 2023.

RETURNS ON AVERAGE ASSETS AND AVERAGE EQUITY

The annualized return on average assets decreased to 0.51 percent during the first quarter 2024 from 0.81 percent for the fourth quarter of 2023.

The annualized return on average stockholders' equity decreased to 4.88 percent during the first quarter of 2024 from 7.82 percent for the fourth quarter of 2023. The annualized return on average tangible stockholders’ equity decreased to 6.26 percent for the first quarter of 2024 from 10.12 percent for the fourth quarter of 2023.

DIVIDEND DECLARED

The Company’s Board of Directors approved a dividend of $0.135 per share for the quarter ended March 31, 2024. The dividend will be paid on May 24, 2024 to stockholders of record on May 10, 2024.

CONFERENCE CALL

The Company will conduct a conference call/webcast at 1:30 PM Eastern Time on Thursday, April 25, 2024 to discuss the results for the quarter, business highlights and outlook. A copy of the Earnings Presentation is available on the Company’s website, www.brooklinebancorp.com. To listen to the call and view the Company’s Earnings Presentation, please join the call via https://events.q4inc.com/attendee/249109629. To listen to the call without access to the slides, interested parties may dial 833-470-1428 (United States) or 404-975-4839 (internationally) and ask for the Brookline Bancorp, Inc. conference call (Access Code 923783). A recorded playback of the call will be available for one week following the call on the Company’s website under “Investor Relations” or by dialing 866-813-9403 (United States) or 929-458-6194 (internationally) and entering the passcode: 815015.

ABOUT BROOKLINE BANCORP, INC.

Brookline Bancorp, Inc., a bank holding company with $11.5 billion in assets and branch locations in Massachusetts, Rhode Island, and the Lower Hudson Valley of New York State, is headquartered in Boston, Massachusetts and operates as the holding company for Brookline Bank, Bank Rhode Island, and PCSB Bank (the "banks"). The Company provides commercial and retail banking services, cash management and investment services to customers throughout Central New England and the Lower Hudson Valley of New York State. More information about Brookline Bancorp, Inc. and its banks can be found at the following websites: www.brooklinebank.com, www.bankri.com and www.pcsb.com.

FORWARD-LOOKING STATEMENTS

Certain statements contained in this press release that are not historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We may also make forward-looking statements in other documents we file with the Securities and Exchange Commission ("SEC"), in our annual reports to shareholders, in press releases and other written materials, and in oral statements made by our officers, directors or employees. You can identify forward looking statements by the use of the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “assume,” “outlook,” “will,” “should,” and other expressions that predict or indicate future events and trends and which do not relate to historical matters, including statements regarding the Company’s business, credit quality, financial condition, liquidity and results of operations. Forward-looking statements may differ, possibly materially, from what is included in this press release due to factors and future developments that are uncertain and beyond the scope of the Company’s control. These include, but are not limited to, changes in interest rates; general economic conditions (including inflation and concerns about liquidity) on a national basis or in the local markets in which the Company operates; turbulence in the capital and debt markets; competitive pressures from other financial institutions; changes in consumer behavior due to changing political, business and economic conditions, or legislative or regulatory initiatives; changes in the value of securities and other assets in the Company’s investment portfolio; increases in loan and lease default and charge-off rates; the adequacy of allowances for loan and lease losses; decreases in deposit levels that necessitate increases in borrowing to fund loans and investments; operational risks including, but not limited to, cybersecurity incidents, fraud, natural disasters, and future pandemics; changes in regulation; the possibility that future credit losses may be higher than currently expected due to changes in economic assumptions and adverse economic developments; the risk that goodwill and intangibles recorded in the Company’s financial statements will become impaired; and changes in assumptions used in making such forward-looking statements. Forward-looking statements involve risks and uncertainties which are difficult to predict. The Company’s actual results could differ materially from those projected in the forward-looking statements as a result of, among others, the risks outlined in the Company’s Annual Report on Form 10-K, as updated by its Quarterly Reports on Form 10-Q and other filings submitted to the SEC. The Company does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

BASIS OF PRESENTATION

The Company's consolidated financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) as set forth by the Financial Accounting Standards Board in its Accounting Standards Codification and through the rules and interpretive releases of the SEC under the authority of federal securities laws. Certain amounts previously reported have been reclassified to conform to the current period's presentation.

NON-GAAP FINANCIAL MEASURES

The Company uses certain non-GAAP financial measures, such as operating earnings after tax, operating earnings per common share, operating return on average assets, operating return on average tangible assets, operating return on average stockholders' equity, operating return on average tangible stockholders' equity, tangible book value per common share, tangible stockholders’ equity to tangible assets, return on average tangible assets (annualized) and return on average tangible stockholders' equity (annualized). These non-GAAP financial measures provide information for investors to effectively analyze financial trends of ongoing business activities, and to enhance comparability with peers across the financial services sector. A detailed reconciliation table of the Company's GAAP to the non-GAAP measures is attached.

INVESTOR RELATIONS:

Contact:	Carl M. Carlson Brookline Bancorp, Inc. Co-President and Chief Financial and Strategy Officer (617) 425-5331 carl.carlson@brkl.com

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Selected Financial Highlights (Unaudited)

	At and for the Three Months Ended
	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023
	(Dollars In Thousands Except per Share Data)
Earnings Data:
Net interest income	$81,588	$83,555	$84,070	$86,037	$86,049
Provision for credit losses on loans	7,423	3,851	2,947	5,726	25,344
Provision (credit) for credit losses on investments	(44)	(76)	84	133	198
Non-interest income	6,284	8,027	5,508	5,462	12,937
Non-interest expense	61,014	59,244	57,679	57,825	64,776
Income before provision for income taxes	19,479	28,563	28,868	27,815	8,668
Net income	14,665	22,888	22,701	21,850	7,560

Performance Ratios:
Net interest margin (1)	3.06%	3.15%	3.18%	3.26%	3.36%
Interest-rate spread (1)	2.21%	2.39%	2.45%	2.51%	2.66%
Return on average assets (annualized)	0.51%	0.81%	0.81%	0.78%	0.27%
Return on average tangible assets (annualized) (non-GAAP)	0.53%	0.83%	0.83%	0.79%	0.28%
Return on average stockholders' equity (annualized)	4.88%	7.82%	7.78%	7.44%	2.61%
Return on average tangible stockholders' equity (annualized) (non-GAAP)	6.26%	10.12%	10.09%	9.67%	3.43%
Efficiency ratio (2)	69.44%	64.69%	64.39%	63.20%	65.44%

Per Common Share Data:
Net income — Basic	$0.16	$0.26	$0.26	$0.25	$0.09
Net income — Diluted	0.16	0.26	0.26	0.25	0.09
Cash dividends declared	0.135	0.135	0.135	0.135	0.135
Book value per share (end of period)	13.43	13.48	13.03	13.11	13.14
Tangible book value per share (end of period) (non-GAAP)	10.47	10.50	10.02	10.07	10.08
Stock price (end of period)	9.96	10.91	9.11	8.74	10.50

Balance Sheet:
Total assets	$11,542,731	$11,382,256	$11,180,555	$11,206,078	$11,522,485
Total loans and leases	9,655,086	9,641,589	9,380,782	9,340,799	9,246,965
Total deposits	8,718,653	8,548,125	8,566,013	8,517,013	8,456,462
Total stockholders’ equity	1,194,231	1,198,644	1,157,871	1,162,308	1,165,066

Asset Quality:
Nonperforming assets	$42,489	$45,324	$51,540	$46,925	$28,962
Nonperforming assets as a percentage of total assets	0.37%	0.40%	0.46%	0.42%	0.25%
Allowance for loan and lease losses	$120,124	$117,522	$119,081	$125,817	$120,865
Allowance for loan and lease losses as a percentage of total loans and leases	1.24%	1.22%	1.27%	1.35%	1.31%
Net loan and lease charge-offs	$8,781	$7,141	$10,974	$1,097	$451
Net loan and lease charge-offs as a percentage of average loans and leases (annualized)	0.36%	0.30%	0.47%	0.05%	0.02%

Capital Ratios:
Stockholders’ equity to total assets	10.35%	10.53%	10.36%	10.37%	10.11%
Tangible stockholders’ equity to tangible assets (non-GAAP)	8.25%	8.39%	8.16%	8.16%	7.94%

(1) Calculated on a fully tax-equivalent basis.
(2) Calculated as non-interest expense as a percentage of net interest income plus non-interest income.

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Consolidated Balance Sheets (Unaudited)

	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023
ASSETS	(In Thousands Except Share Data)
Cash and due from banks	$45,708	$34,514	$33,506	$44,323	$30,782
Short-term investments	256,178	98,513	127,495	180,109	455,538
Total cash and cash equivalents	301,886	133,027	161,001	224,432	486,320
Investment securities available-for-sale	865,798	916,601	880,412	910,210	1,067,032
Total investment securities	865,798	916,601	880,412	910,210	1,067,032
Allowance for investment security losses	(398)	(441)	(517)	(433)	(301)
Net investment securities	865,400	916,160	879,895	909,777	1,066,731
Loans and leases held-for-sale	6,717	—	—	—	—
Loans and leases:
Commercial real estate loans	5,755,239	5,764,529	5,669,768	5,670,771	5,610,414
Commercial loans and leases	2,416,904	2,399,668	2,241,375	2,193,027	2,147,149
Consumer loans	1,482,943	1,477,392	1,469,639	1,477,001	1,489,402
Total loans and leases	9,655,086	9,641,589	9,380,782	9,340,799	9,246,965
Allowance for loan and lease losses	(120,124)	(117,522)	(119,081)	(125,817)	(120,865)
Net loans and leases	9,534,962	9,524,067	9,261,701	9,214,982	9,126,100
Restricted equity securities	74,709	77,595	65,460	71,421	86,230
Premises and equipment, net of accumulated depreciation	89,707	89,853	90,476	90,685	87,799
Right-of-use asset operating leases	33,133	30,863	31,619	31,774	30,067
Deferred tax asset	60,484	56,952	74,491	77,704	75,028
Goodwill	241,222	241,222	241,222	241,222	241,222
Identified intangible assets, net of accumulated amortization	22,499	24,207	26,172	28,126	30,080
Other real estate owned and repossessed assets	1,817	1,694	299	602	508
Other assets	310,195	286,616	348,219	315,353	292,400
Total assets	$11,542,731	$11,382,256	$11,180,555	$11,206,078	$11,522,485
LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Demand checking accounts	$1,629,371	$1,678,406	$1,745,137	$1,843,516	$1,899,370
NOW accounts	654,748	661,863	647,476	699,119	757,411
Savings accounts	1,727,893	1,669,018	1,625,804	1,464,054	1,268,375
Money market accounts	2,065,569	2,082,810	2,161,359	2,166,570	2,185,971
Certificate of deposit accounts	1,670,147	1,574,855	1,491,844	1,410,905	1,362,970
Brokered deposit accounts	970,925	881,173	894,393	932,849	982,365
Total deposits	8,718,653	8,548,125	8,566,013	8,517,013	8,456,462
Borrowed funds:
Advances from the FHLB	1,150,153	1,223,226	899,304	1,043,381	1,458,457
Subordinated debentures and notes	84,223	84,188	84,152	84,116	84,080
Other borrowed funds	127,505	69,256	151,612	98,773	87,565
Total borrowed funds	1,361,881	1,376,670	1,135,068	1,226,270	1,630,102
Operating lease liabilities	34,235	31,998	32,807	33,021	31,373
Mortgagors’ escrow accounts	16,245	17,239	12,578	17,207	17,080
Reserve for unfunded credits	15,807	19,767	21,497	22,789	23,112
Accrued expenses and other liabilities	201,679	189,813	254,721	227,470	199,290
Total liabilities	10,348,500	10,183,612	10,022,684	10,043,770	10,357,419
Stockholders' equity:
Common stock, $0.01 par value; 200,000,000 shares authorized; 96,998,075 shares issued, 96,998,075 shares issued, 96,998,075 shares issued, 96,998,075 shares issued, and 96,998,075 shares issued, respectively	970	970	970	970	970
Additional paid-in capital	903,726	902,659	901,376	905,084	904,174
Retained earnings	441,285	438,722	427,937	417,328	407,528
Accumulated other comprehensive income	(60,841)	(52,798)	(81,541)	(66,156)	(52,688)
Treasury stock, at cost;
7,354,399, 7,354,399, 7,350,981, 7,734,891, and 7,734,891 shares, respectively	(90,909)	(90,909)	(90,871)	(94,918)	(94,918)
Total stockholders' equity	1,194,231	1,198,644	1,157,871	1,162,308	1,165,066
Total liabilities and stockholders' equity	$11,542,731	$11,382,256	$11,180,555	$11,206,078	$11,522,485

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Consolidated Statements of Income (Unaudited)

	Three Months Ended
	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023
	(In Thousands Except Share Data)
Interest and dividend income:
Loans and leases	$145,265	$142,948	$136,561	$132,299	$121,931
Debt securities	6,878	6,945	6,799	8,034	7,870
Restricted equity securities	1,492	1,333	1,310	1,673	1,255
Short-term investments	1,824	1,093	2,390	3,351	1,495
Total interest and dividend income	155,459	152,319	147,060	145,357	132,551
Interest expense:
Deposits	56,884	54,034	49,116	43,147	29,368
Borrowed funds	16,987	14,730	13,874	16,173	17,134
Total interest expense	73,871	68,764	62,990	59,320	46,502
Net interest income	81,588	83,555	84,070	86,037	86,049
Provision for credit losses on loans	7,423	3,851	2,947	5,726	25,344
Provision (credit) for credit losses on investments	(44)	(76)	84	133	198
Net interest income after provision for credit losses	74,209	79,780	81,039	80,178	60,507
Non-interest income:
Deposit fees	2,897	3,064	3,024	2,866	2,657
Loan fees	789	515	639	491	391
Loan level derivative income, net	437	778	376	363	2,373
Gain on investment securities, net	—	—	—	3	1,701
Gain on sales of loans and leases held-for-sale	—	410	225	308	1,638
Other	2,161	3,260	1,244	1,431	4,177
Total non-interest income	6,284	8,027	5,508	5,462	12,937
Non-interest expense:
Compensation and employee benefits	36,629	35,401	33,491	33,438	36,565
Occupancy	5,769	5,127	4,983	4,870	5,223
Equipment and data processing	7,031	7,245	6,766	6,531	6,462
Professional services	1,900	1,442	2,368	1,986	1,430
FDIC insurance	1,884	1,839	2,152	2,609	1,244
Advertising and marketing	1,574	758	1,174	1,382	1,410
Amortization of identified intangible assets	1,708	1,965	1,955	1,954	1,966
Merger and acquisition expense	—	—	—	1,002	6,409
Other	4,519	5,467	4,790	4,053	4,067
Total non-interest expense	61,014	59,244	57,679	57,825	64,776
Income before provision for income taxes	19,479	28,563	28,868	27,815	8,668
Provision for income taxes	4,814	5,675	6,167	5,965	1,108
Net income	$14,665	$22,888	$22,701	$21,850	$7,560
Earnings per common share:
Basic	$0.16	$0.26	$0.26	$0.25	$0.09
Diluted	$0.16	$0.26	$0.26	$0.25	$0.09
Weighted average common shares outstanding during the period:
Basic	88,894,577	88,867,159	88,795,270	88,665,135	86,563,641
Diluted	89,181,508	89,035,505	88,971,210	88,926,543	86,837,806
Dividends paid per common share	$0.135	$0.135	$0.135	$0.135	$0.135

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Asset Quality Analysis (Unaudited)

	At and for the Three Months Ended
	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023
	(Dollars in Thousands)
NONPERFORMING ASSETS:
Loans and leases accounted for on a nonaccrual basis:
Commercial real estate mortgage	$18,394	$19,608	$23,263	$8,737	$4,589
Multi-family mortgage	—	—	1,318	—	—
Construction	—	—	2,316	3,828	3,883
Total commercial real estate loans	18,394	19,608	26,897	12,565	8,472

Commercial	3,096	3,886	5,406	16,023	5,495
Equipment financing	13,668	14,984	13,974	12,809	9,908
Condominium association	—	—	—	—	51
Total commercial loans and leases	16,764	18,870	19,380	28,832	15,454

Residential mortgage	4,563	4,292	4,249	4,343	3,449
Home equity	950	860	713	583	1,079
Other consumer	1	—	2	—	—
Total consumer loans	5,514	5,152	4,964	4,926	4,528

Total nonaccrual loans and leases	40,672	43,630	51,241	46,323	28,454

Other real estate owned	780	780	—	—	—
Other repossessed assets	1,037	914	299	602	508
Total nonperforming assets	$42,489	$45,324	$51,540	$46,925	$28,962

Loans and leases past due greater than 90 days and still accruing	$363	$228	$1,175	$490	$726

Nonperforming loans and leases as a percentage of total loans and leases	0.42%	0.45%	0.55%	0.50%	0.31%
Nonperforming assets as a percentage of total assets	0.37%	0.40%	0.46%	0.42%	0.25%

PROVISION AND ALLOWANCE FOR LOAN AND LEASE LOSSES:
Allowance for loan and lease losses at beginning of period	$117,522	$119,081	$125,817	$120,865	$98,482
Charge-offs	(5,390)	(7,722)	(10,978)	(1,690)	(845)
Recoveries	309	581	4	593	394
Net charge-offs	(5,081)	(7,141)	(10,974)	(1,097)	(451)
Provision for loan and lease losses excluding unfunded commitments *	7,683	5,582	4,238	6,049	22,834
Allowance for loan and lease losses at end of period	$120,124	$117,522	$119,081	$125,817	$120,865

Allowance for loan and lease losses as a percentage of total loans and leases	1.24%	1.22%	1.27%	1.35%	1.31%

NET CHARGE-OFFS:
Commercial real estate loans	$606	$1,087	$(3)	$(6)	$(6)
Commercial loans and leases **	8,179	6,061	10,958	1,108	457
Consumer loans	(4)	(7)	19	(5)	—
Total net charge-offs	$8,781	$7,141	$10,974	$1,097	$451

Net loan and lease charge-offs as a percentage of average loans and leases (annualized)	0.36%	0.30%	0.47%	0.05%	0.02%

*Provision for loan and lease losses does not include (credit) provision of $(0.3 million), $(1.7 million), $(1.3 million), $(0.3 million), and $2.5 million for credit losses on unfunded commitments during the three months ended March 31, 2024, December 31, 2023, September 30, 2023, June 30, 2023, and March 31, 2023, respectively.
** The balance at March 31, 2024 includes a $3.7 million charge-off on a letter of credit which impacted the provision.

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Average Yields / Costs (Unaudited)

	Three Months Ended
	March 31, 2024			December 31, 2023			March 31, 2023
	Average Balance	Interest (1)	Average Yield/ Cost	Average Balance	Interest (1)	Average Yield/ Cost	Average Balance	Interest (1)	Average Yield/ Cost
	(Dollars in Thousands)
Assets:
Interest-earning assets:
Investments:
Debt securities (2)	$893,228	$6,927	3.10%	$876,350	$6,986	3.19%	$1,029,068	$7,974	3.10%
Restricted equity securities (2)	76,335	1,493	7.82%	67,567	1,334	7.90%	76,911	1,255	6.53%
Short-term investments	130,768	1,824	5.58%	85,790	1,093	5.09%	147,654	1,495	4.05%
Total investments	1,100,331	10,244	3.72%	1,029,707	9,413	3.66%	1,253,633	10,724	3.42%
Loans and Leases:
Commercial real estate loans (3)	5,761,735	81,049	5.56%	5,727,930	81,653	5.58%	5,579,977	67,667	4.85%
Commercial loans (3)	1,026,467	17,507	6.75%	969,603	16,296	6.58%	892,522	14,017	6.28%
Equipment financing (3)	1,374,426	26,895	7.83%	1,347,589	25,211	7.48%	1,226,717	21,213	6.92%
Consumer loans (3)	1,482,819	19,978	5.40%	1,475,580	19,888	5.37%	1,452,072	19,070	5.28%
Total loans and leases	9,645,447	145,429	6.03%	9,520,702	143,048	6.01%	9,151,288	121,967	5.33%
Total interest-earning assets	10,745,778	155,673	5.79%	10,550,409	152,461	5.78%	10,404,921	132,691	5.10%
Non-interest-earning assets	671,407			721,532			726,166
Total assets	$11,417,185			$11,271,941			$11,131,087

Liabilities and Stockholders' Equity:
Interest-bearing liabilities:
Deposits:
NOW accounts	$671,914	1,261	0.75%	$657,134	1,146	0.69%	$810,333	901	0.45%
Savings accounts	1,694,220	11,352	2.69%	1,658,144	10,684	2.56%	1,160,003	2,514	0.88%
Money market accounts	2,076,303	15,954	3.09%	2,140,225	16,239	3.01%	2,366,235	12,140	2.08%
Certificates of deposit	1,624,118	16,672	4.13%	1,530,772	14,517	3.76%	1,346,761	7,456	2.25%
Brokered deposit accounts	896,784	11,645	5.22%	880,604	11,448	5.16%	534,527	6,357	4.82%
Total interest-bearing deposits	6,963,339	56,884	3.29%	6,866,879	54,034	3.12%	6,217,859	29,368	1.92%
Borrowings
Advances from the FHLB	1,164,534	14,633	4.97%	965,846	11,943	4.84%	1,264,523	14,531	4.60%
Subordinated debentures and notes	84,206	1,377	6.54%	84,170	1,381	6.56%	84,062	1,354	6.44%
Other borrowed funds	93,060	977	4.22%	136,566	1,406	4.09%	158,499	1,249	3.20%
Total borrowings	1,341,800	16,987	5.01%	1,186,582	14,730	4.86%	1,507,084	17,134	4.55%
Total interest-bearing liabilities	8,305,139	73,871	3.58%	8,053,461	68,764	3.39%	7,724,943	46,502	2.44%
Non-interest-bearing liabilities:
Demand checking accounts	1,631,472			1,723,849			1,930,162
Other non-interest-bearing liabilities	278,670			323,855			316,347
Total liabilities	10,215,281			10,101,165			9,971,452
Stockholders’ equity	1,201,904			1,170,776			1,159,635
Total liabilities and equity	$11,417,185			$11,271,941			$11,131,087
Net interest income (tax-equivalent basis) /Interest-rate spread (4)		81,802	2.21%		83,697	2.39%		86,189	2.66%
Less adjustment of tax-exempt income		214			142			140
Net interest income		$81,588			$83,555			$86,049
Net interest margin (5)			3.06%			3.15%			3.36%

(1) Tax-exempt income on debt securities, equity securities and revenue bonds included in commercial real estate loans is included on a tax-equivalent basis.
(2) Average balances include unrealized gains (losses) on investment securities. Dividend payments may not be consistent and average yield on equity securities may vary from month to month.
(3) Loans on nonaccrual status are included in the average balances.
(4) Interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.
(5) Net interest margin represents net interest income (tax-equivalent basis) divided by average interest-earning assets on an actual/actual basis.

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Non-GAAP Financial Information (Unaudited)

				Three Months Ended March 31,
				2024	2023
Reconciliation Table - Non-GAAP Financial Information				(Dollars in Thousands Except Share Data)

Reported Pretax Income				$19,479	$8,668
Less:
Security gains				—	1,701
Add:
Day 1 PCSB CECL provision				—	16,744
Merger and acquisition expense				—	6,409
Operating Pretax Income				$19,479	$30,120
Effective tax rate				24.7%	22.7%
Provision for income taxes				4,814	6,837
Operating earnings after tax				$14,665	$23,283

Operating earnings per common share:
Basic				$0.16	$0.27
Diluted				$0.16	$0.27

Weighted average common shares outstanding during the period:
Basic				88,894,577	86,563,641
Diluted				89,181,508	86,837,806

Return on average assets *				0.51%	0.27%
Less:
Security gains (after-tax) *				—%	0.05%
Add:
Day 1 PCSB CECL provision (after-tax) *				—%	0.47%
Merger and acquisition expense (after-tax) *				—%	0.18%
Operating return on average assets *				0.51%	0.87%

Return on average tangible assets *				0.53%	0.28%
Less:
Security gains (after-tax) *				—%	0.05%
Add:
Day 1 PCSB CECL provision (after-tax) *				—%	0.48%
Merger and acquisition expense (after-tax) *				—%	0.18%
Operating return on average tangible assets *				0.53%	0.89%

Return on average stockholders' equity *				4.88%	2.61%
Less:
Security gains (after-tax) *				—%	0.45%
Add:
Day 1 PCSB CECL provision (after-tax) *				—%	4.46%
Merger and acquisition expense (after-tax) *				—%	1.71%
Operating return on average stockholders' equity *				4.88%	8.33%

Return on average tangible stockholders' equity *				6.26%	3.43%
Less:
Security gains (after-tax) *				—%	0.60%
Add:
Day 1 PCSB CECL provision (after-tax) *				—%	5.87%
Merger and acquisition expense (after-tax) *				—%	2.25%
Operating return on average tangible stockholders' equity *				6.26%	10.95%

* Ratios at and for the three months ended are annualized.

	At and for the Three Months Ended
	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023
	(Dollars in Thousands)

Net income, as reported	$14,665	$22,888	$22,701	$21,850	$7,560

Average total assets	$11,417,185	$11,271,941	$11,180,635	$11,272,672	$11,131,087
Less: Average goodwill and average identified intangible assets, net	264,536	266,225	268,199	270,147	278,135
Average tangible assets	$11,152,649	$11,005,716	$10,912,436	$11,002,525	$10,852,952

Return on average tangible assets (annualized)	0.53%	0.83%	0.83%	0.79%	0.28%

Average total stockholders’ equity	$1,201,904	$1,170,776	$1,167,727	$1,174,167	$1,159,635
Less: Average goodwill and average identified intangible assets, net	264,536	266,225	268,199	270,147	278,135
Average tangible stockholders’ equity	$937,368	$904,551	$899,528	$904,020	$881,500

Return on average tangible stockholders’ equity (annualized)	6.26%	10.12%	10.09%	9.67%	3.43%

Total stockholders’ equity	$1,194,231	$1,198,644	$1,157,871	$1,162,308	$1,165,066
Less:
Goodwill	241,222	241,222	241,222	241,222	241,222
Identified intangible assets, net	22,499	24,207	26,172	28,126	30,080
Tangible stockholders' equity	$930,510	$933,215	$890,477	$892,960	$893,764

Total assets	$11,542,731	$11,382,256	$11,180,555	$11,206,078	$11,522,485
Less:
Goodwill	241,222	241,222	241,222	241,222	241,222
Identified intangible assets, net	22,499	24,207	26,172	28,126	30,080
Tangible assets	$11,279,010	$11,116,827	$10,913,161	$10,936,730	$11,251,183

Tangible stockholders’ equity to tangible assets	8.25%	8.39%	8.16%	8.16%	7.94%

Tangible stockholders' equity	$930,510	$933,215	$890,477	$892,960	$893,764

Number of common shares issued	96,998,075	96,998,075	96,998,075	96,998,075	96,998,075
Less:
Treasury shares	7,354,399	7,354,399	7,350,981	7,734,891	7,734,891
Unvested restricted shares	749,099	749,099	780,859	598,049	598,049
Number of common shares outstanding	88,894,577	88,894,577	88,866,235	88,665,135	88,665,135

Tangible book value per common share	$10.47	$10.50	$10.02	$10.07	$10.08

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